UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2006

LUNA TECHNOLOGIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-29991

(Commission File Number)

91-1987288

(IRS Employer Identification No.)

61 B Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 526-5890

Inapplicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On June 30, 2006, the Registrant completed a private placement of 3,750,000 shares to two accredited investors in consideration for settling certain debts owed to the investors in the aggregate amount of $137,000. In addition, the Registrant also issued 325,000 shares to one of the investors in satisfaction of services valued at $65,000 that had been provided by the investor.

The investors confirmed in writing that they were accredited investors and represented their intention to acquire the securities for investment purposes and not with a view to distribution. The Registrant did not, and no person acting on its behalf, use any form of general solicitation or general advertising in connection with this offering. Appropriate legends shall be affixed to the stock certificates to be issued to the investors. The investors acknowledged that the sale of the securities was not registered under the Securities Act of 1933 and the securities could not be resold unless the securities were registered or unless an exemption from such registration was available.

As a result of the foregoing, we relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNA TECHNOLOGIES INTERNATIONAL, INC.

/s/ Leslie James Porter

Leslie James Porter

Chief Financial Officer and Director

Date: June 30, 2006